Exhibit 99.1

WORKSTREAM
The Business of People


          WORKSTREAM INC. ANNOUNCES SECOND QUARTER FISCAL 2002 RESULTS

              STRONG REVENUE GROWTH CONTINUES FOR LEADING PROVIDER
                      OF HUMAN CAPITAL MANAGEMENT SOLUTIONS


OTTAWA, CANADA, JANUARY 11, 2002 - WORKSTREAM INC. (NASDAQ - WSTM) -- a leading provider of Human Capital Management (HCM) Web-enabled solutions and professional services, today reported its financial results for the three months ended November 30, 2001. All figures are in U.S. dollars.

Revenue for the second quarter of fiscal 2002 increased to $4,391,844, compared with $541,512 for the second quarter last year. Gross profit for the quarter was $3,545,276, an increase of $3,338,021 over the $207,255 reported for the same period last year. Increases in revenue and gross profit were primarily due to recent acquisitions. As a result of integration of these acquisitions into the company's financial results, the company has experienced improvement in the cost of delivery of its services. On an EBITDA basis, the loss for the period was $566,349, or $0.04 per share compared with a loss of $1,341,697, or $0.17 per share for the same period last year. The net loss was $914,567, or $0.07 per share. This compares with a net loss of $1,253,739, or $0.16 per share, for the quarter ended November 30, 2000.

Revenue for the first six months of fiscal 2002 was $6,241,123, compared with $1,073,894 for the same period last year. Net loss for the first six months of fiscal 2002 was $1,683,926, compared with a loss of $2,533,430 for the six-month period ended November 30, 2000.

Pro-forma revenues for the six months ended November 30, 2001 would have been $10,002,996, compared to $9,711,913 for the same period last year. The pro-forma revenues assume that all acquisitions were completed for the full reporting periods.

"Our second quarter was highlighted by continued growth at the top line and the launch of our new name and brand, which better reflects the company's direction and creates an integrated brand across all our human capital management products and services," said Michael Mullarkey, CEO, Workstream Inc. "We are pleased with our progress and performance in the first half of the year and our outlook for the second half of fiscal 2002 remains positive. Through a series of acquisitions and expanded partnerships with players like TMP Worldwide, we have greatly diversified our revenue base and created a combination of products, technology and services that is unmatched in our industry."

Q2 HIGHLIGHTS:
--------------

o Acquired 6FigureJobs.com, Inc., an executive employment portal, augmenting the company's existing career network offer and adding online marketing capabilities to the company

o        Signed a reciprocal marketing agreement with TMP Worldwide Inc.
         (Nasdaq: TMPW), a leading supplier of recruitment solutions and services, to mutually enhance product offerings and customer referral opportunities

o Acquired the assets of Tech-Engine, Inc., one of the largest career networks on the Internet dedicated to Information Technology professionals

o        Appointed Art Halloran as President and COO and Paul Haggard as CFO

o Launched Workstream Inc. name and brand to reflect the full suite of services provided to corporate customers and individuals

o Opened five new career transition business locations, bringing the total number to twenty-one


"Workstream has acquired businesses and will continue to do so where we identify competitive advantages to achieve our strategic business objectives that focus on delivering greater value to our customers," stated Art Halloran, President & COO. "This quarter we added 6FigureJobs.com, which strengthens our executive career management portfolio, and Tech-Engine, which gives us a tremendous IT network. At the same time through process improvement we have lowered the cost of delivery of our services, thereby improving gross profit margins. "



ABOUT WORKSTREAM

Workstream Inc. (NASDAQ: WSTM) is a leading provider of Web-enabled tools and professional services for Human Capital Management (HCM). Offering a diversified suite of high-tech and high-touch services to address the full lifecycle of the employer/employee relationship, Workstream ensures more effective management of corporate assets via automation and outsourcing. Workstream's HCM technology backbone enables companies to streamline the management of enterprise human capital processes including recruitment, assessment, integration, deployment and outplacement. Workstream offers a full-range of HCM products and services through its 21 offices and over 220 dedicated human resource professionals across North America. The company's expertise has motivated many blue-chip organizations such as Eli Lilly, Nike, Samsung, KPMG and Sony Music to select Workstream. For more information visit http:www.Workstreaminc.com or call toll free 1-866-470-WORK.

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into


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
successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.




FOR MORE INFORMATION

MEDIA CONTACTS:

Maggie O'Lett-Patterson
High Road Communications
A Fleishman-Hillard Company
Tel: 613-236-0909 ext. 314
E-mail: molett@highroad.com

INVESTOR RELATIONS CONTACTS:

Tammie Brown
Workstream Inc.
Tel: 613-236-2263 ext. 263
Email: tammie.brown@workstreaminc.com

Craig Armitage
Fleishman-Hillard
Tel: 416-214-0701 ext. 322
E-mail: armitagc@fleishman.com









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
WORKSTREAM INC.
Unaudited Consolidated Statements of Operations
(United States Dollars)


                                         Three Months          Three Months           Six Months             Six Months
                                            Ended                 Ended                  Ended                 Ended
                                          November 30,          November 30,           November 30,         November 30,
                                             2001                  2000                  2001                   2000
----------------------------------------------------------------------------------------------------------------------------
Revenue                                      $ 4,391,844             $ 541,512            $ 6,241,123           $ 1,073,894

Cost of revenues                                 846,568               334,257              1,429,944               703,420
                                      -------------------   -------------------   --------------------   -------------------

Gross profit                                   3,545,276               207,255              4,811,179               370,474
                                      -------------------   -------------------   --------------------   -------------------

Expenses
    Selling and marketing                      1,870,996               656,654              2,881,723             1,241,611
    General and administrative                 2,050,783               344,531              2,585,579               629,125
    Research and development                     189,846               547,767                534,909             1,122,690
    Amortization and depreciation                389,678               108,333                703,756               221,466
                                      -------------------   -------------------   --------------------   -------------------
                                               4,501,303             1,657,285              6,705,967             3,214,892
                                      -------------------   -------------------   --------------------   -------------------

Operating loss                                  (956,027)           (1,450,030)            (1,894,788)           (2,844,418)

Other income and expenses
    Provision for
       future income taxes                        30,090                     -                176,629                     -
    Interest and other income                     38,522               196,291                100,986               328,565
    Interest and other expense                   (27,152)                    -                (66,753)              (17,577)
                                      -------------------   -------------------   --------------------   -------------------
                                                  41,460               196,291                210,862               310,988
                                      -------------------   -------------------   --------------------   -------------------

Net loss for the period                       $ (914,567)         $ (1,253,739)          $ (1,683,926)         $ (2,533,430)
                                      ===================   ===================   ====================   ===================

Weighted average number of
common shares outstanding
during the period                             13,297,943             7,710,479             11,418,668             7,708,317
                                      ===================   ===================   ====================   ===================

Basic and fully diluted
net loss per share                               $ (0.07)              $ (0.16)               $ (0.15)              $ (0.33)
                                      ===================   ===================   ====================   ===================



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
WORKSTREAM INC.
Consolidated Balance Sheet
(United States Dollars)

                                                                    (unaudited)                   (audited)
                                                                 November 30, 2001              May 31, 2001
----------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets
         Cash and cash equivalents                               $         211,649        $              65,483
         Short term investments                                          1,313,854                    3,518,962
         Accounts receivable, net of allowance for doubtful
            accounts of $87,479 (May 31, 2001 - $13,142)                 1,303,692                      319,405
         Prepaid expenses                                                  232,989                      268,719
         Future tax asset                                                  345,470                            -
         Other receivables                                                 143,501                      161,520
                                                                 -----------------------------------------------
                                                                         3,551,155                    4,334,089

Property, plant and equipment                                            1,916,695                    1,036,641
Deferred costs                                                                   -                       17,993
Other long term assets                                                     135,175                            -
Acquired intangible assets                                               6,459,390                            -
Goodwill                                                                10,898,678                            -
                                                                 -----------------------------------------------

                                                                 $      22,961,093        $           5,388,723
                                                                 ===============================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
         Accounts payable                                        $       1,488,853        $             318,889
         Accrued liabilities                                               711,194                      350,578
         Line of credit                                                    902,892                            -
         Accrued compensation                                              737,124                      204,049
         Current portion of long-term obligations                          351,926                       52,462
         Future income tax liability                                     2,131,938                            -
         Deferred revenue                                                1,060,779                      224,291
                                                                 -----------------------------------------------

                                                                         7,384,706                    1,150,269
Long term obligations                                                    1,029,629                      196,397
                                                                 -----------------------------------------------
                                                                         8,414,335                    1,346,666
                                                                 -----------------------------------------------

Shareholders' equity
Capital stock
         Issued and outstanding - 13,952,305 common
            shares (May 31, 2001 - 7,712,262)                           31,213,625                   18,913,625
         Additional paid in capital                                        643,489                      577,364
         Cumulative translation adjustment                                (138,503)                      38,995
         Accumulated deficit                                           (17,171,853)                 (15,487,927)
                                                                 -----------------------------------------------

                                                                        14,546,758                    4,042,057
                                                                 -----------------------------------------------
                                                                 $      22,961,093        $           5,388,723
                                                                 ===============================================

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